                                                                   Exhibit 10.16


                   FORM OF MANAGEMENT STOCKHOLDER'S AGREEMENT


         This Stockholder's Agreement (this "Agreement") is entered into as of _____________ __, 199_ between RANDALL'S FOOD MARKETS, INC., a Texas corporation (the "Company"), and _________________ (the "Purchaser") (the Company and the Purchaser being hereinafter collectively referred to as the "Parties").


                                    RECITALS

         On June 9, 1997, a special meeting of the shareholders of the Company was held at which the shareholders approved (i) an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of the voting common stock, par value $0.25 per share, of the Company (the "Common Stock") from 25,000,000 shares to 75,000,000 shares,
(ii) the Subscription Agreement dated as of April 1, 1997 ("Subscription Agreement") among the Company, Robert R. Onstead and RFM Acquisition LLC ("RFM Acquisition"), a Delaware limited liability company formed at the direction of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), which provides, among other things, for RFM Acquisition to pay an aggregate of $225 million to the Company as consideration for the Company's issuance to RFM Acquisition of 18,579,686 shares of Common Stock and an option to purchase an additional 3,606,881 shares of Common Stock at $12.11 per share, subject to adjustment, at any time on or before 25 years from the closing of the Transaction (as defined herein) and (iii) the Voting, Repurchase and Shareholders Agreement dated as of April 1, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Shareholders Agreement") among the Company, RFM Acquisition and certain shareholders of the Company. The transactions and events contemplated by the Subscription Agreement and the Shareholders Agreement were consummated on June 27, 1997, and are collectively referred to herein as the "Transaction." In connection with the Transaction, the Company proposes to sell shares of its Common Stock to key employees of the Company at a price of $12.11 per share of Common Stock (the "Per Share Purchase Price").

         This Agreement is one of several other agreements ("Other Purchasers' Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the "Other Purchasers").

         The Company has agreed to sell, and the Purchaser has agreed to buy, ___________ shares of Common Stock (the "Purchase Stock") to Purchaser at the Per Share Purchase Price for an aggregate purchase price of $___________. In addition, the Company will grant to Purchaser an option or options to purchase _________ shares of Common Stock ("Options") at an exercise price

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                                                                              2


of $12.11 per share of Common Stock pursuant to the terms of the 1997 Stock Purchase and Option Plan for Key Employees of Randall's Food Markets, Inc. and Subsidiaries (the "Option Plan") and the Non-Qualified Stock Option Agreement (the "Non-Qualified Stock Option Agreement").

                                    AGREEMENT

         To implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

         1.   Purchase of Stock; Issuance of Options.

         (a) Subject to the terms and conditions hereinafter set forth, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Purchase Stock at the Per Share Purchase Price on _____________ ____, 199__ (the "Purchase Date"); provided that with respect to Purchasers who enter into this Agreement on [insert date], the Purchase Date shall be deemed to be June 29, 1997. The Company shall have no obligation to sell any Purchase Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Purchase Stock to him or her would constitute a violation of the securities or "blue sky" laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the Purchase Date.

         (b) The aggregate price for the Purchase Stock shall be $__________ (such amount hereinafter sometimes referred to as the "Purchase Price"). The Purchase Price shall be paid in the following manner: the Purchaser shall deliver to the Company at least three business days prior to the Purchase Date cash or a certified bank check or checks payable to the order of the Company in the aggregate amount of the Purchase Price. On the Purchase Date, in consideration of receipt of the Purchase Price, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, for the Purchase Stock, which shall be subject to the terms and conditions hereinafter set forth.

         (c) Subject to the terms and conditions hereinafter set forth and upon and as of the Purchase Date, the Company shall issue to the Purchaser the Options and the Parties shall execute and deliver to each other copies of the Non-Qualified Stock Option Agreement concurrently with the issuance of the Options.

         2.   Purchaser's Representations, Warranties and Agreements.

         (a) The Purchaser hereby represents and warrants that he is acquiring the Purchase Stock, and, at the time of exercise, the Common Stock issuable upon exercise of the Options (collectively, and, together with any other shares of Common

Stock beneficially owned by the Purchaser as of the date hereof or hereafter acquired, the "Stock") for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Purchaser agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Stock unless (A) such offer, transfer, sale, assignment, pledge, hypothecation or other disposition complies with Section 3 of this Agreement and (B) (i) the offer, transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the rules and regulations in effect thereunder (the "Act") and in compliance with applicable state securities laws or (ii) (A) counsel for the Purchaser (which counsel shall be acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and such transfer, sale, assignment, pledge, hypothecation or other disposition is in compliance with the applicable provisions of state securities laws or (B) if the Purchaser is a citizen or resident of any country other than the United States, or the Purchaser desires to effect any transfer in any such country, counsel for the Purchaser (which counsel shall be acceptable to the Company) shall have furnished the Company with an opinion or other advice satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction. Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 4, 5 or 6 hereof, (y) a transfer upon the death of the Purchaser to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Purchaser's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Purchase Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Purchaser, his spouse or his lineal descendants (a "Purchaser's Trust") or a transfer made after the third anniversary of the Purchase Date to such a trust by a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

         (b) The certificate (or certificates) representing the Stock shall bear the following legend:

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                                                                              4


         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER'S AGREEMENT DATED AS OF _______________ __199_, BETWEEN RANDALL'S FOOD MARKETS, INC. (THE "COMPANY") AND THE PURCHASER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (B) IF (I) THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS, AND (II) IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OR OTHER ADVICE OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY."

         (c) The Purchaser acknowledges that he has been advised that (i) the Stock has not been registered under the Act, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Stock. If the Purchaser is an Affiliate (as such term is defined in Rule 501(b) of the Act), the Purchaser also acknowledges that (1) the Stock must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available,
(2) it is not anticipated that there will be any public market for the Stock,
(3) Rule 144 promulgated under the Act is not currently available with respect to the sales of any securities of the Company, and the Company has made no covenant to make such Rule available (except as provided in Section 9(b) hereof), (4) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance

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                                                                              5

with the terms and conditions of such Rule and (5) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act.

         (d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Purchaser shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the "SEC").

         (e) The Purchaser agrees that, if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Purchaser will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement within 7 days prior to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

         (f) The Purchaser represents and warrants that (i) he has received and reviewed a Private Placement Memorandum (the "Private Placement Memorandum") relating to the Stock and the documents referred to therein, certain of which documents set forth the rights, preferences and restrictions relating to the Stock and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the Private Placement Memorandum and the information received as indicated in this Section 2(f)(ii), and he has relied solely on such information.

         (g) The Purchaser further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his investment in the Stock, (iii) all information which he has provided to the Company concerning himself and his financial position is correct and complete as of the date of this Agreement,
(iv) he understands and has taken cognizance of all risk factors related to the purchase of the Stock, including those set forth in the Private Placement Memorandum referred to above, and (v) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

         (h) The Purchaser further acknowledges that, if he is a party to the Shareholders Agreement, his shares of Stock will be subject, until termination of the Shareholders Agreement, to the voting restrictions and requirements contained in Section 4.01 (entitled "Certain Directors") of the Shareholders Agreement.

         3.   Restriction on Transfer.

         Except for transfers permitted by clauses (x), (y) and (z) of
Section 2(a) or a sale of shares of Stock pursuant to an effective registration statement under the Act filed by the Company or pursuant to the Sale Participation Agreement (as defined below), the Purchaser agrees that he will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Stock at any time prior to the later of the fifth anniversary of the Purchase Date or the first occurrence of a Qualified Public Offering (as defined below) (such date being referred to as the "Unrestricted Date"). No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

         4.   Right of First Refusal.

         If at any time after the Unrestricted Date the Purchaser is permitted to transfer shares of Stock pursuant to Sections 2 and 3 ("Unrestricted Shares") and the Purchaser (i) receives a bona fide offer (the "Offer") to purchase any or all of such Unrestricted Shares from a third party (the "Offeror") which the Purchaser wishes to accept or (ii) if the Purchaser wishes to sell any or all of his Unrestricted Shares in the open market at the market price ("Proposed Market Sale"), the Purchaser shall cause the Offer or Proposed Market Sale to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer or consummate the Proposed Market Sale, as the case may be. The Purchaser's notice shall constitute an irrevocable offer to sell such Unrestricted Shares to the Company (in the manner set forth below) at a purchase price (i) in the case of an Offer, equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror) and (ii) in the case of a Proposed Market Sale, equal to the market price on the date of such notice. At any time within 30 days after the date of the receipt by the Company of the Purchaser's notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Unrestricted Shares covered by the Offer or the Proposed Market Sale either (i) at the same price and on the same terms and conditions as the Offer or the Proposed Market Sale or (ii) if the Offer includes any consideration other than cash, then at

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                                                                              7
the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company's Board of Directors, by delivering a certified bank check or checks in the appropriate amount to the Purchaser at the principal office of the Company against delivery of certificates or other instruments representing the Unrestricted Shares so purchased, appropriately endorsed by the Purchaser. If at the end of such 30-day period, the Company has not tendered the purchase price for such Unrestricted Shares in the manner set forth above, the Purchaser may during the succeeding 30-day period sell not less than all of the Unrestricted Shares covered by the Purchaser's notice in the case of an Offer to the Offeror at a price and on terms no less favorable to the Purchaser than those contained in the Offer and in the case of a Proposed Market Sale at the market price at the time of sale. Promptly after such sale, the Purchaser shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 days following the expiration of the 30-day period for the Company to purchase the Stock, the Purchaser has not completed the sale of such shares of the Stock as aforesaid, all the restrictions on sale contained in this Section shall again be in effect with respect to such Unrestricted Shares.

         5.   Purchaser's Resale of Stock and Options to the
              Company Upon The Purchaser's Death or Disability.

         (a) Except as otherwise provided herein, if at any time prior to the Unrestricted Date, (i) the Purchaser is still in the employ of the Company or any subsidiary of the Company or the Purchaser is in Retirement (as defined in the Non-Qualified Stock Option Agreement) after having been employed by the Company or any subsidiary of the Company for at least three years after the Purchase Date and (ii) the Purchaser either dies or becomes permanently disabled, then the Purchaser, the Purchaser's Estate or a Purchaser's Trust, as the case may be, shall have the right, for six months following the date of death or permanent disability, to (A) sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of Stock then held by the Purchaser, the Purchaser's Estate and/or the Purchaser's Trust, as the case may be, at the
Section 5 Repurchase Price, as determined in accordance with Section 7, and
(B) require the Company to pay, on the same occasion, to the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, an additional amount equal to the Option Excess Price determined on the basis of a Section 5 Repurchase Price as provided in Section 8 with respect to the termination of outstanding Options held by the Purchaser. The Purchaser, the Purchaser's Estate and/or the Purchaser's Trust, as the case may be, shall send written notice to the Company of its intention to sell shares of Stock and to terminate such Options in exchange for the payment referred to in the preceding sentence (the "Redemption Notice"). The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The Section 5 Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the Purchaser, the Purchaser's Estate and/or the Purchaser's Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, each appropriately endorsed or executed by the Purchaser, the Purchaser's Estate or the Purchaser's Trust, or his or her or its duly authorized representative. For purposes of this Agreement, Purchaser shall be deemed to have a "permanent disability" when the majority of the Board of Directors of the Company shall, in good faith, so determine.

         (b) Notwithstanding anything in Section 5(a) to the contrary and subject to Section 11, the Company shall not be obligated to repurchase any of the Stock or the Options from the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, if there exists and is continuing, or such repurchase would result in, (x) a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or (y) a violation under any applicable provision of the Texas Business Corporation Act (or if the Company reincorporates, the corporation law of that state) (such occurrence being a "Blocking Event"). The Company's obligation to repurchase any of the Stock or Options as set forth in Section 5(a) shall be suspended until the first business day which is 5 calendar days after all of the foregoing Blocking Events have ceased to exist (the "Repurchase Eligibility Date"); provided, however, that (i) the number of shares of Stock subject to repurchase under Section 5(a) at the time of delivery of the Redemption Notice shall be that number of shares of Stock, and (ii) the number of Exercisable Option Shares (as defined in Section 8) for purposes of calculating the Option Excess Price payable after the termination of all Blocking Events shall be the number of Exercisable Option Shares held by the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, at the time of delivery of a Redemption Notice in accordance with Section 5(a) hereof; provided, further, that the Repurchase Calculation Date shall be determined in accordance with
Section 7 as of the Repurchase Eligibility Date (unless the Section 5 Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Blocking Event had occurred in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Blocking Event had occurred). All Options exercisable as of the date of a Redemption Notice shall continue to be exercisable until the repurchase pursuant to such Redemption Notice.

         (c) Notwithstanding any other provision of this Section 5 to the contrary and subject to Section 11, the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, shall have the right to withdraw any Redemption Notice which has been pending for 60 or more days and which has remained unsatisfied because of the provisions of Section 5(b).

         6. The Company's Option to Repurchase Stock and Options of Purchaser.

         (a) If, prior to the Unrestricted Date, (i) the Purchaser's active employment with the Company (and/or, if applicable, its subsidiaries) is either (A) terminated by the Purchaser without Good Reason or (B) terminated by the Company for Cause, (ii) a Purchaser's Trust fails to comply with the requirements set forth in Section 2(a)(z), or (iii) the Purchaser shall effect a transfer of any of the Stock other than as permitted in this Agreement, the Company shall have the right to purchase all, but not less than all, of the shares of the Stock then held by the Purchaser, the Purchaser's Estate or a Purchaser's Trust at the applicable Section 6(a) Repurchase Price determined in accordance with Section 7 hereof. In the event of the Purchaser's resignation without Good Reason, all unexercisable Options shall terminate without any payment. In the event of Purchaser's active employment with the Company is terminated by the Company for Cause, all Options shall terminate without any payment.

         (b) If, prior to the Unrestricted Date, the Purchaser's active employment with the Company is terminated by the Purchaser with Good Reason or terminated by the Company without Cause, the Company shall have the right to purchase all, but not less than all, of the shares of the Stock then held by the Purchaser, the Purchaser's Estate or a Purchaser's Trust at the applicable Section 6(b) Repurchase Price determined in accordance with
Section 7 hereof.

         (c) If, prior to the Unrestricted Date, the Purchaser either (i) dies or becomes permanently disabled and on the date of such death or permanent disability the Purchaser was still in the employ of the Company or
(ii) enters into Retirement after having been employed by the Company or any subsidiary of the Company for at least three years after the Purchase Date, the Company shall have the right to purchase all, but not less than all, of the shares of the Stock then held by the Purchaser, the Purchaser's Estate or a Purchaser's Trust, provided, however, that the Repurchase Price shall be the Section 5 Repurchase Price.

         (d) The circumstances under which the Company may elect to require the repurchase of the shares of Stock pursuant to Sections 6(a), (b) and (c) are hereinafter collectively referred to as "Call Events." The Company shall have a period of 75 days from the date of a Call Event in which to give notice in

                                                                             10
writing to the Purchaser of the exercise of such election ("Call Notice").
In the event that the Company exercises its right to repurchase shares of the Stock pursuant to this Section 6, the Company shall also pay the Purchaser an amount equal to the Option Excess Price determined on the basis of the
Section 6(a) Repurchase Price, the Section 6(b) Repurchase Price or the
Section 5 Repurchase Price, as the case may be, as provided in Section 8, with respect to the termination of outstanding Options held by the Purchaser.

         (e) The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of notice of the exercise of the option to purchase.
The Section 5 Repurchase Price, the Section 6(a) Repurchase Price and the
Section 6(b) Repurchase Price, as the case may be, and any payment with respect to the Options as described above shall be paid by delivery to the applicable seller of a certified bank check or checks in the appropriate amount payable to the order of such seller against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the Purchaser, the Purchaser's Estate, the Purchaser's Trust or his, her or its authorized representatives.

         (f) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11, if there exists and is continuing any Blocking Event, the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(a), 6(b) or 6(c) hereof) from the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 at the time of the delivery of the Call Notice shall be that number of shares of Stock subject to repurchase after the termination of all Blocking Events and (ii) the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable after the termination of all Blocking Events shall be the number of Exercisable Option Shares held by the Purchaser, the Purchaser's Estate or a Purchaser's Trust, as the case may be, at the time of delivery of a Call Notice in accordance with Sections 6(a), 6(b) or 6(c) hereof; provided, further, that the Repurchase Calculation Date shall be determined in accordance with Section 7 based on the Repurchase Eligibility Date (unless the applicable Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Blocking Event had occurred, in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Blocking Event had occurred). All Options exercisable as of the date of a Call Notice shall continue to be exercisable until the repurchase pursuant to such Call Notice.

         (g) For purposes of this Agreement the following definitions shall apply: "Cause" shall mean (i) the Purchaser's willful and continued failure to perform Purchaser's duties with respect to the Company or its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to Purchaser by the Company or (ii) misconduct by Purchaser involving (x) dishonesty or breach of trust in connection with Purchaser's employment or (y) conduct which would be a reasonable basis for an indictment of Purchaser for a felony or for a misdemeanor involving moral turpitude and "Good Reason" shall mean (i) a reduction in Purchaser's base salary or (ii) a substantial reduction in Purchaser's duties and responsibilities other than as reasonably approved by the Chief Executive Officer of the Company.

         7.   Determination of Repurchase Price.

         (a) The Section 5 Repurchase Price, the Section 6(a) Repurchase Price and the Section 6(b) Repurchase Price are hereinafter collectively referred to as the "Repurchase Price." The Repurchase Price shall be calculated on the basis of the unaudited financial statements of the Company or the Market Price Per Share (as defined in Section 7(h)) as of the last day of the month preceding the later of (i) the month in which the event giving rise to the repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs (hereinafter called the "Repurchase Calculation Date"). The event giving rise to the repurchase shall be the death, permanent disability or termination of employment, as the case may be, of the Purchaser, not the giving of any notice required pursuant to Section 5 or 6.

         (b) The Section 5 Repurchase Price shall be a per share Repurchase Price equal to (i) prior to a Public Offering (as defined below), $12.11 plus the increase, if any, in Book Value Per Share (as defined in Section 7(f)) from the Purchase Date through the Repurchase Calculation Date or (ii) after a Public Offering, $12.11 plus the amount, if any, by which the Market Price Per Share as of the Repurchase Calculation Date exceeds $12.11.

         (c) The Section 6(a) Repurchase Price shall be a per share Repurchase Price equal to (i) prior to a Public Offering, the lesser of (x) Book Value Per Share and (y) $12.11 plus the product of (A) the Unrestricted Percentage (as defined below) and (B) the increase in the Book Value Per Share from the Purchase Date through the Repurchase Calculation Date, if such Book Value Per Share has increased or (ii) after a Public Offering, the lesser of (x) the Market Price Per Share and (y) $12.11 plus the product of
(A) the Unrestricted Percentage and (B) the amount, if any, by which the Market Price Per Share as of the Repurchase Calculation Date exceeds $12.11.

         (d) The Section 6(b) Repurchase Price shall be a per share Repurchase Price equal to (x) prior to a Public Offering, Book Value Per Share or (y) after a Public Offering, the Market Price Per Share.

         (e) For purposes of this Agreement the "Unrestricted Percentage" shall be determined as follows:


Repurchase Calculation Date                                Percentage
---------------------------                                ----------
Purchase Date through and including the
  first anniversary of the Purchase Date                        0%

After the first anniversary of the Purchase
  Date through and including the second
  anniversary of the Purchase Date                             20%

After the second anniversary of the Purchase
  Date through and including the third
  anniversary of the Purchase Date                             40%

After the third anniversary of the Purchase
  Date through and including the fourth
  anniversary of the Purchase Date                             60%

After the fourth anniversary of the Purchase
  Date through and including the fifth
  anniversary of the Purchase Date                             80%

After the fifth anniversary of the Purchase
  Date                                                        100%


         (f) For purposes of this Agreement, "Book Value Per Share" shall be the quotient of (a)(i) $359,839,700 million plus (ii) the aggregate net income of the Company from and after June 29, 1997 (as decreased by any net losses from and after June 29, 1997 plus (iii) the aggregate dollar amount contributed to the Company after June 29, 1997 as equity by the shareholders of the Company (including consideration to be received upon exercise of the Options and other stock equivalents), (iv) plus, to the extent reflected as deductions to Book Value Per Share in clause (ii) above, or minus, to the extent reflected as additions to Book Value Per Share in clause (ii) above, unusual noncash items recognized by the Company, if and to the extent determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company, minus (v) the aggregate dollar amount of any dividends paid by the Company on and after June 29, 1997 divided by (b) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into shares of Common Stock. The calculations set forth in clauses (a)(ii), (a)(iii), (a)(iv) and (a)(v) of the immediately preceding sentence shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of the Company.

         (g) As used herein the term "Public Offering" shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock. A "Qualified Public Offering" shall mean a Public Offering pursuant to an effective registration statement relating to the sale of shares of Common Stock held by any of the KKR Entities (as defined below); provided, however, that a "Qualified Public Offering" shall be deemed to have occurred if there has been a Public Offering and there exists an active trading market in 40% or more of the Common Stock.

         (h) As used herein the term "Market Price Per Share" shall mean the price per share equal to the average of the last sale price of the Common Stock on the Repurchase Calculation Date on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges on the Repurchase Calculation Date, the average of the closing bid and asked prices on each such exchange at the end of the Repurchase Calculation Date or if there is no such bid and asked price on the Repurchase Calculation Date on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of the Repurchase Calculation Date in the over-the-counter market. If the Common Stock is not so listed or reported by NASDAQ, then the Market Price Per Share shall be the Book Value Per Share.

         (i) In determining the Repurchase Price, appropriate adjustments shall be made for any future issuances of rights to acquire and securities convertible into Common Stock and any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Common Stock.

         8. Stock Issued to Purchaser Upon Exercise of Stock Options; Termination of Options.

         (a) The Company may from time to time grant to the Purchaser, in addition to the Options, options under the Option Plan to purchase shares of Common Stock at the Per Share Purchase Price or at a different option exercise price.

         (b) All outstanding Options granted to the Purchaser under the Option Plan or otherwise, whether or not then exercisable, will be automatically terminated upon the payment by the Company to the Purchaser, pursuant to the provisions of Sections 5 or 6 of this Agreement, of an amount equal to the

Option Excess Price. If the Option Excess Price is zero or a negative number, all outstanding stock options granted to the Purchaser under the Option Plan or otherwise, whether or not then exercisable, shall be automatically terminated upon the repurchase of Stock as provided in Sections 5 or 6. The Option Excess Price is the excess, if any, of the Section 5 Repurchase Price, the Section 6(a) Repurchase Price or the Section 6(b) Repurchase Price, depending on which Repurchase Price is being used to repurchase the remainder of the Stock, over the Option Price (as defined in the Option Plan) multiplied by the number of Exercisable Option Shares. For purposes hereof, "Exercisable Option Shares" shall mean the shares of Common Stock which, at the time of determination of the Option Excess Price, could be purchased by the Purchaser upon exercise of his outstanding options.

         9.   The Company's Representations and Warranties.

         (a) The Company represents and warrants to the Purchaser that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

         (b) If the Company shall have engaged in a Public Offering, (i) the Company shall use reasonable efforts to register the Options and the Stock to be acquired on exercise thereof on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Options and Stock and (ii) the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Purchaser to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 9(b), the Company may deregister under Sections 12 or 15 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

         10.  "Piggyback" Registration Rights.

         (a) Effective upon the purchase of Common Stock pursuant to this Agreement, until the Unrestricted Date, the Purchaser (i) hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement dated as of June 27, 1997 (the "Registration Rights Agreement"), among the Company and one or more Affiliates of KKR (such Affiliates referred to collectively as the "KKR Entities"; and individually, a "KKR Entity") and (ii) subject to the limitations set forth in this Section 10, shall have the right under the Registration Rights Agreement to participate in offerings that would result in a Public Offering ratably with the KKR Entities (except that the Purchaser will not have demand registration rights, but shall have the right to participate ratably with the KKR Entities parties thereto in any demand registration by the KKR Entities); provided, however, that the Purchaser shall not be bound by any amendments to the Registration Rights Agreement unless Purchaser consents thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Purchaser's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this Section 10. All shares of Stock shall be deemed to be Registrable Securities as defined in the Registration Rights Agreement.

         (b) The Company will promptly notify the Purchaser in writing (a "Notice") of any proposed registration (a "Proposed Registration"). If within 15 days of the receipt by the Purchaser of such Notice, the Company receives from the Purchaser, the Purchaser's Trust or the Purchaser's Estate a written request (a "Request") to register shares of Stock held by the Purchaser, the Purchaser's Estate or the Purchaser's Trust (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Purchaser and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the Purchaser, the Purchaser's Trust or the Purchaser's Estate, as the case may be, may be submitted for all Registrable Securities held by the Purchaser, the Purchaser's Estate and the Purchaser's Trust.

         (c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Purchaser (which for purposes of this subparagraph (c) shall include shares held by the Purchaser's Estate or a Purchaser's Trust), including all shares of Stock which the Purchaser is then entitled to acquire under an unexercised Option to the extent then exercisable or (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Purchasers) as more fully described in subsection (d) of this Section 10 or (iii) the maximum number of shares which the Purchaser (pro rata based upon the aggregate number of shares of Common Stock the Purchaser and all Other Purchasers have requested be registered) and all Other Purchasers are permitted to register under the Registration Rights Agreement. With respect to any Request, each Purchaser, Purchaser's Estate or Purchaser's Trust shall be bound by the provisions of Section 3.06 of the Registration Rights Agreement and shall be deemed a "Holder" for such purpose.

         (d) Upon delivering a Request the Purchaser, the Purchaser's Estate or Purchaser's Trust (or his or their authorized representative) will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Purchaser, the Purchaser's Estate or Purchaser's Trust (or his or their authorized representative) will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Purchaser's, Purchaser's Estate's or Purchaser's Trust's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on its behalf with respect to the matters specified therein.

         (e) The Purchaser agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provision of this Section 10.

         (f) Notwithstanding anything to the contrary in the foregoing, the Purchaser shall have no registration rights under this Section 10 unless he is an Affiliate of the Company.

         11.  Pro Rata Repurchases.

         Notwithstanding anything to the contrary contained in Sections 5 or 6, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Purchasers' Agreements would result in a Blocking Event, then the Company shall make purchases from, and payments to, the Purchaser and the Other Purchasers (on the basis of the proportion of the number of shares of Stock and the number of Options each such Purchaser and all Other Purchasers have elected or are required to sell to the Company) for the maximum number of shares of Stock and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in a Blocking Event. The maximum number of shares of Stock and the maximum number of Options permitted to be purchased or paid for by the Company at any time without resulting in a Blocking Event shall be referred to herein as the "Maximum Repurchase Amount". The provisions of Section 5(b) and 6(f) shall apply in their entirety to payments and repurchases with respect to Options and shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11. Until all of such Stock and Options are purchased and paid for by the Company, the Purchaser and the Other Purchasers whose Stock and Options are not purchased in accordance with this Section 11 shall have priority, on the basis set forth in this Section 11, over other purchases of Common Stock and Options by the Company pursuant to this Agreement and the Other Purchasers' Agreements.

         12.  Rights to Negotiate Repurchase Price.

         Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Stock or Options from the Purchaser, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Purchaser the right to sell, shares of Stock or the Company has the right to pay, or the Purchaser has the right to receive, the Option Excess Price under the terms of this Agreement.

         13.  Covenant Regarding 83(b) Election.

         Except as the Company may otherwise agree in writing, the Purchaser hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired pursuant to Section 1 and the Stock to be acquired upon each exercise of the Purchaser's Options; and Purchaser further covenants and agrees that he will furnish the Company with copies of the forms of election the Purchaser files within 30 days after the date hereof, and within 30 days after each exercise of Purchaser's Non-Qualified Options and with evidence that each such election has been filed in a timely manner.

         14.  Notice of Change of Beneficiary.

         Immediately prior to any transfer of Stock to a Purchaser's Trust, the Purchaser shall provide the Company with a copy of the instruments creating the Purchaser's Trust and with the identity of the beneficiaries of the Purchaser's Trust. The Purchaser shall notify the Company immediately prior to any change in the identity of any beneficiary of the Purchaser's Trust.

         15.  Expiration of Certain Provisions.

         The provisions contained in Sections 4, 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 4, 5 and 6, shall terminate and be of no further force or effect with respect to any shares of Stock sold by the Purchaser (i) pursuant to an effective registration statement filed by the Company pursuant to Section 10 hereof or (ii) pursuant to the terms of the Sale Participation Agreement of even date herewith, among the Purchaser, KKR Partners II, L.P. and RFM Acquisition.

         The rights and obligations of the parties hereto under Sections 3, 4, 5, 6 and 13 hereof shall all terminate if a Change in Control occurs. A "Change of Control" means (i) a sale of all or substantially all of the assets of the Company (other than in connection with financing transactions, sale and leaseback transactions or other similar transactions) to a Person who is not a KKR Entity, (ii) a sale by KKR or any of its Affiliates resulting in more than 50% of the voting stock of the Company (on a fully diluted basis, including, without limitation, after giving effect to the exercise of the option to purchase 3,606,881 shares of Common Stock granted to RFM Acquisition LLC by the Company) being held by a person or group that does not include a KKR Entity or one or members of the Management Group (as defined in the Non-Qualified Stock Option Agreement) or
(iii) a merger or consolidation of the Company into another person which is not a KKR Entity; if and only if such event results in (a) the inability of the KKR Entities to elect a majority of the Board of Directors of the Company (or the resulting entity) and (b) the sale of a majority of the shares held by the KKR Entities as of the Purchase Date.

         16.  Recapitalizations, etc.

         The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

         17.  Purchaser's Employment by the Company.

         Nothing contained in this Agreement or in any other agreement entered into by the Company and the Purchaser contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Purchaser in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Purchaser at any time or for any reason whatsoever, with or without cause, and the Purchaser hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Purchaser concerning the Purchaser's employment or continued employment by the Company.

         18.  State Securities Laws.

         The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Stock and the issuance of the Options to the Purchaser.

         19.  Binding Effect.

         The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Purchaser hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

         20.  Amendment.

         This Agreement may be amended only by a written instrument signed by the Parties hereto.

         21.  Closing.

         Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder or to cause the payment of the Option Excess Price, if any.

         22.  Applicable Law.

         The laws of the State of Texas (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against the Purchaser, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Texas (or if the Company reincorporates in another state, in that state), and the Purchaser hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Nothing herein shall in any way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Purchaser, in such other jurisdictions and in such manner, as may be permitted by applicable law. The Purchaser hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Texas (or if the Company reincorporates in another state, in that state), and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Texas (or if the Company reincorporates in another state, in that state) or New York, and the Purchaser hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

         23.  Assignability of Certain Rights by the Company.

         The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

         24.  Miscellaneous.

         In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

         25.  Notices.

         All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Party to whom it is directed:

         (a)  If to the Company, to it at the following address:

              Randall's Food Markets, Inc.
              3663 Briarpark
              Houston, Texas 77042

              Attn: Lee E. Straus

              with copies to:

              Kohlberg Kravis Roberts & Co.
              9 West 57th Street
              New York, New York 10019

              Attn:  Nils P. Brous

              and

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York  10017-3954

              Attn:  David J. Sorkin, Esq.

         (b) If to the Purchaser, to him at the address set forth below under his signature;

              or at such other address as either party shall have specified by notice in writing to the other.

         26.  Covenant Not to Compete; Confidential Information.

         (a) In consideration of the Company entering into this Agreement with the Purchaser, the Purchaser hereby agrees effective as of the Purchase Date, until the Applicable Anniversary (as defined) of the date the Purchaser shall cease to be employed by the Company (the "Non-Compete Period"), the Purchaser shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected in any manner with (including as a consultant), any business which shall be engaged in the retail selling of food, beverages or other products under the names "Randall's", "Tom Thumb" or "Simon David", or under any other name which uses any of the foregoing names as a component or which is (or includes a component which is) confusingly similar to any such names (the "Trade Names"), in the United States. In addition to the foregoing, the Purchaser hereby agrees that during the Non-Compete Period, the Purchaser shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected in any manner with (including as a consultant), any business which shall be engaged in the retail selling of food, beverages or other related products under any name, including the Trade Names, in Texas, provided, that [(i) unless such business shall own, lease or operate a Supercenter (as defined below), the retail selling of food, beverages or other related products shall be the primary business of such business and (ii)] this sentence shall not be applicable to restaurant or catering businesses. For purposes hereof, "Supercenter" shall mean any store of at least 50,000 square feet at which general merchandise as well as groceries are sold at retail. For illustrative purposes only, Wal-Mart Supercenters and Super Kmart Centers are examples of Supercenters. "Applicable Anniversary" means with respect to
(i) senior vice presidents and executives of higher standing in the Company, a two-year period, (ii) vice presidents, a one-year period and (iii) directors, a six-month period.

         (b) Except as required by law or judicial process, the Purchaser will not disclose or use at any time, any Confidential Information (as defined below) of which the Purchaser is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Purchaser's performance of duties, if any, assigned to the Purchaser by the Company. As used in this Agreement, the term "Confidential Information" means information that is not known to the public and that is used, developed or obtained by the Company or its subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists,
(x) other copyrightable works, (xi) all technology and trade secrets and
(xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form available to the public prior to the date the Purchaser proposes to disclose or use such information. The Purchaser acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Purchaser while employed by the Company or its subsidiaries belong to the Company. The Purchaser will perform all actions reasonably requested by the Company (whether during or after the Noncompete Period) to establish and confirm such ownership at the Company's expense (including without limitation assignments, consents, powers of attorney and other instruments).

         (c) Notwithstanding the foregoing paragraphs (a) and (b) above, if at any time a court holds that the restrictions stated in such foregoing paragraphs (a) and (b) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area of such restrictions determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area of such restrictions. Because the Purchaser's services are unique and because the Purchaser has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

         (d) Notwithstanding the foregoing paragraphs (a), (b) and (c), (i) the provisions of any employment agreement in effect on the date hereof between the Company and Purchaser which contains covenants relating to confidentiality and competition shall supersede and replace the provisions of paragraphs (a) and (b) hereof and shall be deemed incorporated by reference in this Agreement in their entirety and (ii) if the Purchaser is a party to the Shareholders Agreement, the provisions of Section 6.02 of the Shareholders Agreement shall supersede and replace the provisions of paragraph (a) hereof and shall be deemed incorporated by reference in this Agreement in their entirety.

         27.  Governing Agreements

         With respect to signatories to this Agreement who are signatories to the Shareholders Agreement, the provisions of this Agreement shall supersede and replace the inconsistent provisions of the Shareholders Agreement in their entirety, except as expressly set forth herein in Sections 2(h) and 26(d).

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                            RANDALL'S FOOD MARKETS, INC.


                                            By
                                              ---------------------------------
                                            Name:
                                            Title:



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                                                        [PURCHASER]


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                                            -----------------------------------
                                                    Address of Purchaser